UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023

Commission File Number: 000-56142

Everything Blockchain, Inc.
(Exact name of registrant as specified in charter)

Florida	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12574 Flagler Center Blvd, Suite 101 Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

 (904) 454-2111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “Everything Blockchain”, “we” and “our” refer to Everything Blockchain, Inc. unless the context requires otherwise.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a) Resignation of Thomas G. Amon

On July 31, 2023, Thomas G. Amon resigned as Director of Everything Blockchain Inc. (the “Company”), effective immediately. Mr. Amon’s resignation was not the result of any disagreement between him and the Company, Board of Directors or any committee of the Board of Directors of the Company on any matter.

b) Appointment of Dr. Najwa Aaraj

On August 9, 2023, the majority of shareholders of Everything Blockchain, Inc., elected to appoint Ms. Najwa Aaraj as the Company’s Director to fulfill the vacant Director of the Board following the resignation of Thomas Amon.

Since May 2019, Dr. Najwa Aaraj has been the Chief Researcher of the Cryptography Research Center and the Autonomous Robotics Center at the Technology Innovation Institute (TII), United Arab Emirates (UAE) where she leads the research and development of cryptographic and quantum communication technologies, as well as the advancement of autonomous robotics and self-navigating vehicles.

She has over 15 years of experience with global firms, working in multiple geographies from Australia to the United States. Before joining TII, Dr. Aaraj was Senior Vice President of Products & Cryptography Development at DarkMatter. She was also formerly at Booz & Company, where she led consulting engagements in the communication and technology industry. She also held a Research Fellow position with the Embedded Systems Security Group at IBM T.J. Watson Security Research in New York State, and with the Intel Security Research Group in Portland, Oregon, where she worked on trusted platform modules and contributed to an early protype of a TPM 2.0 based firmware. She was also a Research Staff Member at NEC Laboratories in Princeton, New Jersey.

Dr. Aaraj is on the advisory board of New York-based Neutigers. She is also Advisor within the Strategic Advisory Group at Paladin Capital Group (Cyber Venture Capital) and Adjunct Professor at the Mohamed Bin Zayed University of Artificial Intelligence. In addition, she is an adviser to multiple security and machine learning start-ups, including Okinawa Institute of Science and Technology Graduate University.

Dr. Aaraj has written multiple conference papers, Institute of Electrical and Electronics Engineers and Association for Computing Machinery journal papers and book chapters, and received patents on applied cryptography, embedded system security, and machine learning-based protection of IoT systems.

She received a Special Recognition award at the Arab Woman Awards 2021, held in partnership with the United Nations to recognize the notable achievements of the region’s women.

Dr. Aaraj earned a PhD with Highest Distinction in Applied Cryptography and Embedded Systems Security from Princeton University. She has extensive expertise in applied cryptography, trusted platforms, security architecture for embedded systems, software exploit detection and prevention systems, and biometrics. She also specializes in shaping the robotics and self-organized autonomous vehicles ecosystem in the UAE and beyond – exploring their application across air, land, on-sea and underwater.

Item 8.01 Other Events

a) Conversion of Series B Preferred Stock

On August 2, 2023, Paul Rosenberg elected to convert 275,000 shares of Series B Preferred Stock into 2,750,000 shares of common stock.

On August 2, 2023, Epic Industry Corp. elected to convert 125,000 shares of Series B Preferred Stock into 1,250,000 shares of common stock.

b) Retirement of Series B Preferred Stock

On August 2, 2023, the Company officially retired the following class of stock of the Corporation: Series B Preferred.

Item 9.01 Financial Statements and Exhibits.

d) The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description

99.1	Board Resolution
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERYTHING BLOCKCHAIN, INC.

Date: August 11, 2023	By:	/s/ Toney E. Jennings
Toney E. Jennings
Chief Executive Officer

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